Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

H.B. Fuller Company Thrift Plan:

We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-127069 and 333-24703) of the H.B. Fuller Company of our report dated June 29, 2007 with respect to the statement of net assets available for benefits of the H.B. Fuller Company Thrift Plan as of December 31, 2006, the related statement of changes in net assets available for benefits for the year ended December 31, 2006, and the related supplemental schedules as of and for the year ended December 31, 2006, which report appears elsewhere in this December 31, 2006 annual report on Form 11-K.

By: /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

June 29, 2007

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

H.B. Fuller Company Thrift Plan:

We consent to the use of our report dated June 13, 2006, with respect to the statement of net assets available for benefits of the H.B. Fuller Company Thrift Plan as of December 31, 2005 incorporated herein by reference.

By: /s/ KPMG, LLP

Minneapolis, Minnesota

June 29, 2007